Exhibit 23.4

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (File No. 333-118932) of our report dated April 24, 2002 relating to the financial statements of Ben Nederland Holding B.V., which appears in Deutsche Telekom AG´s Annual Report on Form 20-F/A for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Amsterdam, January 10, 2005

/s/ PricewaterhouseCoopers Accountants N.V.